UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

PANGLOBAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-131531

(Commission File Number)

N/A

(IRS Employer Identification No.)

5080 Soto Street, Suite 200, Los Angeles, CA

(Address of principal executive offices and Zip Code)

604-809-3535

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Effective February 12, 2007, we granted stock options to one director and officer of our company and two consultants. The director and officer is Stephen Soller, our new Chief Executive Officer and Director. We granted Stephen Soller options to purchase up to 1,800,000 shares of our common stock at an exercise price of $0.30 per share. The options will vest over a period of three years and expire five years from the date of grant. If the Mr. Soller ceases to be an employee of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the first consultant, we granted stock options to purchase up to 500,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the second consultant, we granted stock options to purchase up to 325,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

To the third consultant, we granted stock options to purchase up to 200,000 shares of our common stock at an exercise price of $0.45 per share. The options will vest over a period of three years and expire five years from the date of grant. If the consultant ceases to be a consultant of the company, the options will cease vesting and will expire after a period of time, as described in the option agreement. We issued the stock options relying on the exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

The stock option agreements are attached as exhibits to this form.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 12, 2007, Stephen Soller was appointed as our Chief Executive Officer and a director.

Mr. Soller received his Bachelor of Arts with a Law Degree at the Stellenbosch University, South Africa. Mr. Soller has over 15 years experience in the fashion industry. He is currently a partner with Brothers Inc., which sells its own designs as well as those of other fashion houses. Mr. Soller was also the owner of Tessuto Inc. and Bella Vetiti, which are retail/wholesale distributors of fabric supplies and clothing. Mr. Soller has no previous experience as a director or officer of a public company.

Our board of directors now consists of Jacques Ninio, Felix Wasser and Stephen Soller.

Item 8.01	Other Information

Effective February 12, 2007, Jacques Ninio, our president and director agreed to sell a total of 2,625,000 of his shares in our company: 1,800,000 to Stephen Soller, 500,000 to a consultant and 325,000 to another consultant. These shares will be held in escrow and will be released according to a schedule provided the consultants remain consultants of the company. We will not receive any of the proceeds from the sale of these shares.

We are negotiating to acquire a company that is engaged in the business of design, manufacture and distribution of clothing and accessories. We expect that, if we are able to negotiate this acquisition, we will complete the acquisition in March 2007.

Jacques Ninio has also agreed to cancel a number of his shares, the exact number of which will be determined in the future between him and the company’s directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANGLOBAL BRANDS INC.

/s/ Jacques Ninio

Jacques Ninio

President and Director

Date: February 12, 2007

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